Exhibit 4.5

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Dated 5 June 2020

PPL SHIPYARD PTE LTD
as Seller

THE COMPANIES
listed in Schedule 1 as Owners of the Rigs

and

BORR DRILLING LIMITED
as Parent Company

GLOBAL AMENDMENT DEED
in relation to Seller's Credits granted in relation to the jack up rigs
"GALAR", "GERD", "GERSEMI", "GRID",
"GYME", "NATT", "GROA", "NJORD" and "GUNNLOD"

HFW
www.hfw.com

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
THIS DEED is made on 5 June 2020

BETWEEN

(1)	PPL SHIPYARD PTE LTD, a company organised and existing under the laws of Singapore having its registered office at 80 Tuas South Boulevard, Singapore 637051 (the Seller);

(2)	THE COMPANIES whose names and details are set out in Schedule 1 (each an Owner and together the Owners); and

(3)
BORR DRILLING LIMITED, a company organised and existing under the laws of Bermuda having its registered office at S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM11, Bermuda (Borr Drilling).

BACKGROUND

(A)	The Seller has granted the Seller's Credits to the Principal Debtors on the terms set out in the SPAs.

(B)	Borr Drilling and the Owners have requested that the Seller agree to defer the payment of certain interest instalments due or to become due on the Seller's Credits.

(C)	This Deed sets out the terms on which the Seller has consented to such request.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

Back End Fee means, in respect of an SPA, the "Back End Fee" as defined in that SPA.

Banking Day means, in respect of an SPA, a "Banking Day" as defined in that SPA.

BM Ventures means Borr Mexico Ventures Limited, a company organised and existing under the laws of Scotland having its registered office at Pavilion 4, Westpoint Business Park, Prospect Road, Westhill, AB32 6FE, Scotland.

Borr Drilling Group means Borr Drilling and its subsidiaries from time to time.

Capitalised Interest has the meaning given to it in 2.1(d)(ii).

Collateral Assets means:

(a)	the Rigs and their earnings, insurances and requisition compensation;

(b)	all long-term contracts in respect of the Rigs (being contracts over 12 months in duration);

(c)	the shares in the Owners; and

(d)	all such other assets over which any Transaction Security is from time to time granted.

Commercial Terms means the terms set out in Schedule 9.

Contract Assignments has the meaning given to it in Clause 7.1(d).

Data Room means the virtual data room established by AMA Capital Partners on the Firmex platform entitled "Borr Drilling" to which the Seller has been given access or, as the case may be, any replacement thereof to which the Seller is given access and which contains substantially the same information and materials (as updated from time to time) as that initial data room.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
Deferred Instalments has the meaning given to it in Clause 2.1(a).

Direct Subsidiaries has the meaning given to it in Clause  5.3(b)(i).

Dollars and $ mean the lawful currency for the time being of the United States of America.

Effective Time has the meaning given to it in Clause 2.2.

Equity Raise has the meaning given to it in Clause 7.1(a).

Event of Default means:

(a)	in respect of an SPA, any event defined therein as constituting an "event of default"; and

(b)	in respect of a Mortgage, any event defined therein as an "Event of Default".

Extension Period means the period from and including the date of this Deed to and including 1 January 2022.

Financial Quarters means, in respect of any calendar year, the consecutive 3 month periods ending on 31 March, 30 June, 30 September and 31 December respectively in that calendar year.

Guarantee means, in respect of a Rig, the guarantee and indemnity granted in respect of the SPA for that Rig by the relevant Guarantor, details of which are specified in Schedule 5.

Guarantor means, in respect of a Rig, the company which has guaranteed the obligations of the Principal Debtor under the SPA relating to that Rig, as specified in Schedule 4.

Hayfin means Hayfin Services LLP.

Hayfin Facility Agreement means the $195,000,000 senior secured term loan facility agreement dated 25 June 2019 (as amended) made between, amongst others, Borr Drilling and Hayfin as agent.

Holdco has the meaning given to it in Clause 7.1(c)(i).

Holdco Guarantee has the meaning given to it in Clause 7.1(c)(iii).

Indirect Subsidiaries has the meaning given to it in Clause 5.3(b)(iii).

Insurance Assignment means, in respect of a Rig, the assignment of insurances and requisition compensation in respect of that Rig granted by the relevant Owner, details of which are specified in Schedule 5.

Insurance Assignment Amendment has the meaning given to it in Clause 7.1(e).

Jurisdiction of Incorporation means:

(a)	in the case of the Seller, Singapore;

(b)	in the case of Borr Drilling, Bermuda; and

(c)	in the case of each Owner, the jurisdiction set out against its name in Schedule 1.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
Keppel Credit Agreements means:

(a)	the credit agreement dated 16 May 2018 made between Offshore Partners and Borr Hermod Inc. (formerly known as Borr Jack-UP XXIX Inc.) Holdings;

(b)	the credit agreement dated 16 May 2018 made between Offshore Partners and Borr Heimdal Inc. (formerly known as Borr Jack-UP XXVIII Inc.) Holdings; and

(c)	the credit agreement dated 16 May 2018 made between Offshore Partners and Borr Hild Inc. (formerly known as Borr Jack-UP XXVII Inc.) Holdings.

Keppel Parties means Offshore Partners and Keppel FELS Limited.

Master Agreement means the master agreement dated 6 October 2017 made between the Seller and Borr Drilling in relation to the Rigs.

Material Adverse Change means an event or circumstance which in the opinion of the Seller is reasonably likely to cause a material adverse change in or have a material adverse effect on:

(a)	the business, assets or financial condition of the Borr Drilling Group; or

(b)	the ability of Borr Drilling or Holdco or any Owner to perform and comply with its obligations under any Transaction Document; or

(c)	the validity, legality or enforceability of any Transaction Document; or

(d)	the validity, legality or enforceability of any Transaction Security or the priority or ranking of any Transaction Security.

Mortgage means, in respect of a Rig, the ship mortgage over that Rig granted by the relevant Owner, details of which are specified in Schedule 5.

Mortgage Amendment has the meaning given to it in Clause 7.1(e).

Offshore Partners means Offshore Partners Pte. Ltd. (formerly known as Caspian Rigbuilders Pte. Ltd.)

Other Amendment Agreements has the meaning given to it in Clause 2.2.

Other Secured Creditors means Hayfin, the Keppel Parties, the USD100m Lenders and the USD450m Lenders.

Other Secured Facility Agreements means the Hayfin Facility Agreement, the Keppel Credit Agreements, the USD100m RCF Agreement and the USD450m Facilities Agreement.

Party means a party to this Deed.

Principal Debtor means, in respect of a Rig, the company which is liable as debtor under the SPA for that Rig to repay the Seller's Credit relating to it, as specified in Schedule 4.

Rigs means each of the rigs listed in Schedule 2.

Security Documents means the Mortgages, the Insurance Assignments, the Contract Assignments and the Share Charges.

Security Interest means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or having the effect of conferring security or any type of preferential arrangement (including, without limitation, title transfer and/or retention arrangements having a similar effect).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
Seller's Credit means, in respect of a Rig, the "Balance Amount" as defined in the SPA for that Rig (the outstanding amount of which at the date of this Deed is specified in Schedule 4) and which, for the avoidance of doubt, excludes the Back End Fee for the relevant Rig and the amount of any Capitalised Interest relating to such Balance Amount.

Seller's Parent Company Guarantee means, in respect of an SPA, the "Seller's Parent Company Guarantee" as defined in that SPA.

Share Charges has the meaning given to it in Clause 7.1(c)(iv).

SPAs means each of the sale and purchase agreements and construction contracts listed in Schedule 3.

Transaction Documents means this Deed, the Master Agreement, the SPAs, the Guarantees, the Holdco Guarantee and the Security Documents.

Transaction Security means the Security Interests created or evidenced or expressed to be created or evidenced under the Security Documents.

USD100m Lenders means (1) DNB Bank ASA and (2) Danske Bank, Norwegian Branch.

USD100m RCF Agreement means the $100,000,000 senior secured revolving credit facility agreement dated 25 June 2019 (as amended) made between, amongst others, Borr Drilling as borrower and the USD100m Lenders as lenders.

USD450m Lenders means (1) DNB Bank ASA, (2) Danske Bank, Norwegian Branch, (3) Citibank N.A., Jersey Branch, (4) Goldman Sachs Bank USA and (5) Clifford Capital Pte. Ltd.

USD450m Facilities Agreement means the $450,000,000 senior secured credit facilities agreement dated 25 June 2019 (as amended) made between, amongst others, Borr Drilling as borrower and the USD450m Lenders as lenders.

1.2	Construction and interpretation

In this Deed:

(a)	references to Clauses and Schedules are to Clauses of and the Schedules to this Deed;

(b)	references to persons include bodies corporate, firms and unincorporated associations and that person's legal personal representatives, administrators and successors;

(c)	the singular includes the plural and vice versa;

(d)	clause headings are included for the convenience of the parties only and do not affect its interpretation;

(e)	references to any document include the same as varied, supplemented, novated, restated or replaced from time to time; and

(f)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3	Conflict with other Transaction Documents

In the event of any conflict between the provisions of this Deed and the provisions of any other Transaction Document, the provisions of this Deed shall prevail unless the conflicting provisions are contained in a document executed after the date of this Deed, in which case the provisions in that later document shall prevail.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
2.	DEFERRAL OF INTEREST

2.1	Agreement to defer

Subject to the following provisions of this Clause 2, the Seller agrees to defer payment of interest on the Seller's Credits (and the SPAs shall be hereby amended with the effect that no accrued interest shall become payable under each SPA or the Security Documents until the end of the Extension Period other than in accordance with this Deed) as follows:

(a)	Deferral of interest

Subject to paragraph (e) below and notwithstanding any term of any SPA or Security Document, payment of the interest instalments which fell due under each of the SPAs on 31 March 2020 and payment of any interest instalments scheduled to fall due under each SPA thereafter up to and including 31 December 2021 (together, the Deferred Instalments) shall be deferred until 1 January 2022 and capitalised in accordance with paragraph (d) below.

(b)	Repayment of Capitalised Interest

The Capitalised Interest under each SPA shall be paid to the Seller in full in cash on 1 January 2022.

(c)	Interest rates to apply

(i)
Interest shall continue to accrue on each Seller's Credit during the Extension Period at the rate specified in the relevant SPA but shall not be payable during the Extension Period, except as provided in paragraph (e) below.

(ii)
Interest on the Capitalised Interest under each SPA shall accrue at the rate of [***] per annum, except in relation to any part thereof which is not repaid when due on 1 January 2022, in which case interest shall accrue thereon at the default rate of [***] per annum.

(d)	Interest to be capitalised

To the extent not paid to the Seller under paragraph (e) below, the unpaid interest in respect of each Deferred Instalment shall be capitalised and compounded quarterly as follows:

(i)
the amount of the Deferred Instalment in respect of each SPA for the first Financial Quarter of 2020 shall be deemed, as from 1 April 2020, to have been converted in full into a principal amount outstanding under that SPA which is separate from the relevant Seller's Credit;

(ii)
the principal amount referred to in paragraph (i) above in respect of an SPA, as increased from time to time under the following provisions of this paragraph (d), is referred to as the Capitalised Interest in respect of that SPA;

(iii)	on 30 June 2020, the amount of the Capitalised Interest in respect of each SPA shall be increased by adding to it:

(A)	the amount of interest which has accrued on that Capitalised Interest at the rate specified in Clause 2.1(c)(ii) during the period from 1 April 2020 to 30 June 2020 (both dates inclusive); and

(B)
the amount of interest which has accrued on the Seller's Credit under that SPA at the rate specified in Clause 2.1(c)(i) during the period from 1 April 2020 to 30 June 2020 (both dates inclusive) and which has not been paid to the Seller under paragraph (e) below; and

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(iv)
on the last Banking Day of each Financial Quarter thereafter up to and including the fourth Financial Quarter of 2021, the amount of the Capitalised Interest in respect of each SPA shall be further increased by adding to it:

(A)	the amount of interest which has accrued on that Capitalised Interest at the rate specified in Clause 2.1(c)(ii) during the relevant Financial Quarter; and

(B)
the amount of interest which has accrued on the Seller's Credit under that SPA at the rate specified in Clause 2.1(c)(i) during the relevant Financial Quarter and which has not been paid to the Seller under paragraph (e) below.

(e)	Partial payment of interest

Notwithstanding the provisions of paragraph (a) above, the Principal Debtors shall make a partial payment of the Deferred Instalments in an aggregate amount of $1,000,000 per Financial Quarter as follows:

(i)	an amount of [***] shall be paid to the Seller on or before 30 June 2020 representing the partial payment required for the Deferred Instalments relating to the first two Financial Quarters of 2020;

(ii)	an amount of [***] shall be paid to the Seller on or before 30 September 2020 representing the partial payment required for the Deferred Instalments relating to the third Financial Quarter of 2020;

(iii)	an amount of [***] shall be paid to the Seller on or before 31 December 2020 representing the partial payment required for the Deferred Instalments relating to the fourth Financial Quarter of 2020;

(iv)	an amount of [***] shall be paid to the Seller on or before 30 March 2021 representing the partial payment required for the Deferred Instalments relating to the first Financial Quarter of 2021;

(v)	an amount of [***] shall be paid to the Seller on or before 30 June 2021 representing the partial payment required for the Deferred Instalments relating to the second Financial Quarter of 2021;

(vi)
an amount of [***] shall be paid to the Seller on or before 30 September 2021 representing the partial payment required for the Deferred Instalments relating to the third Financial Quarter of 2021; and

(vii)	an amount of [***] shall be paid to the Seller on or before 31 December 2021 representing the partial payment required for the Deferred Instalments relating to the fourth Financial Quarter of 2021.

Each amount paid to the Seller under this paragraph (e) shall be applied in pro rata payment of the interest accrued on all of the Seller's Credits for the relevant Financial Quarter.

2.2	Conditions precedent to deferral

The amendments to the SPAs set out in Clause 2.1 are conditional upon satisfaction of the following conditions precedent:

(a)	receipt by the Seller of a copy of this Deed duly executed and delivered by the Owners and Borr Drilling;

(b)	receipt by Borr Drilling of a copy of this Deed duly executed and delivered by the Seller;

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(c)	receipt by the Seller of evidence satisfactory to it that Borr Drilling and its relevant affiliates have entered into amendment or extension agreements with:

(i)	Hayfin in respect of the Hayfin Facility Agreement;

(ii)	the Keppel Parties in respect of the Keppel Credit Agreements;

(iii)	the USD100m Lenders in respect of the USD100m RCF Agreement; and

(iv)	the USD450m Lenders in respect of the USD450m Facilities Agreement,

in each case on terms substantively consistent with the Commercial Terms and as otherwise approved by the Seller acting reasonably, and that such agreements (the Other Amendment Agreements) have become effective or will become effective at the occurrence of the Equity Raise and the payment of deferred interest originally due under the Hayfin Facility Agreement, the USD100m RCF Agreement and the USD450m Facilities Agreement in March 2020,

and accordingly the provisions set out in Clause 2.1 shall not become effective unless and until the time (the Effective Time) when the Seller (1) satisfies the condition precedent in paragraph (b) above and (2) confirms in writing to Borr Drilling that each of the other conditions precedent specified in this Clause 2.2 has been satisfied.

2.3	Conditions subsequent to deferral

Borr Drilling and the Owners acknowledge and agree to the following conditions subsequent:

(a)
receipt by the Seller, not later than 16:00 London time on 9 June 2020, that the deferred interest originally due under the Hayfin Facility Agreement, the USD100m RCF Agreement and the USD450m Facilities Agreement in March 2020 has been paid and that all other conditions to the effectiveness of the Other Amendment Agreements have been satisfied;

(b)	satisfaction of the requirements set out in paragraphs (ii) and (iii) of Clause 7.1(a) in respect of the Equity Raise not later than the respective times and dates specified therein;

(c)	satisfaction of the requirements set out in Clause 7.1(c) in respect of Holdco not later than the time and date specified therein;

(d)	satisfaction of the requirements set out in Clause 7.1(d) in respect of the Contract Assignments not later than the time and date specified therein;

(e)	satisfaction of the requirements set out in Clause 7.1(e) in respect of the Mortgage Amendments and the Insurance Assignment Amendments not later than the time and date specified therein;

(f)	satisfaction of the requirements set out in Clause 7.1(f) in respect of the corporate authorities of Borr Drilling and the Owners not later than the time and date specified therein;

(g)	satisfaction of the requirements set out in Clause 7.1(g) in respect of the valuation of the Rigs not later than the time and date specified therein;

(h)	receipt by the Seller, not later than noon London time on 19 June 2020, of legal opinions from the Seller's legal advisers with respect to:

(i)	the capacity of Borr Drilling and the Owners to enter into this Deed, the Contract Assignments, the Mortgage Amendments and the Insurance Assignment Amendments; and

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(ii)	the enforceability of this Deed, the Contract Assignments, the Mortgages (as amended by the Mortgage Amendments) and the Insurance Assignments (as amended by the Insurance Assignment Amendments),

in such terms as the Seller may require; and

(i)	receipt by the Seller, not later than 16:00 London time on the date falling 30 days after the date of this Deed, of legal opinions from the Seller's legal advisers with respect to:

(i)	the capacity of Holdco to enter into the Holdco Guarantee and the Share Charges relating to the Direct Subsidiaries;

(ii)	the capacity of BM Ventures to enter into the Share Charges relating to the Indirect Subsidiaries; and

(iii)	the enforceability of the Holdco Guarantee and the Share Charges, in such terms as the Seller may require.

Unless waived in writing by the Seller, any failure to satisfy any condition subsequent under  this Clause 2.3 shall, upon written notice from the Seller to Borr Drilling (which may be given  by email only), (i) cause the provisions set out in Clause 2.1 to be automatically cancelled (whereupon the provisions of the SPAs which had been amended by Clause 2.1 shall be reinstated to their wording prior to the date of this Deed) and (ii) constitute an Event of Default under each SPA and each Mortgage.

3.	CROSS-COLLATERALISATION AND CROSS-DEFAULT

3.1	Cross-collateralisation of existing Transaction Security

The Parties agree, on and with effect from the Effective Time, that the obligations of the Principal Debtors under the SPAs and of the Owners under the Security Documents shall provide for the Owners' obligations under the SPAs to be fully cross-collateralised. Specifically, the Owners and Borr Drilling undertake and agree as follows:

(a)
the Owners undertake to enter into the Mortgage Amendments and the Insurance Assignment Amendments in accordance with Clause 7.1(e) in order to cross- collateralise the existing Transaction Security; and

(b)	the Contract Assignments and Share Charges shall be on terms that provide for cross- collateralisation.

3.2	Cross-defaults

The Parties agree that, on and with effect from the Effective Time, the obligations of the Principal Debtors under the SPAs and of the Owners under the Security Documents shall provide for full cross-default provisions. Specifically, the Owners and Borr Drilling agree that with effect from the Effective Time:

(a)	the event of default provisions of the SPAs relating to the Rigs "GYME", "NATT" and "NJORD" (and related definitions) shall be amended as set out in Schedule 6; and

(b)	the event of default provisions of the SPAs relating to the other Rigs (and related definitions) shall amended as set out in Schedule 7.

It is further agreed that each Mortgage Amendment shall amend the definition of "Events of Default" contained in the Mortgages to reflect the above changes to the Events of Default under the SPAs.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
4.	GENERAL PROVISIONS IN RESPECT OF AMENDMENTS

4.1	No other amendments; no derogation or prejudice of rights

(a)
Save as expressly set out in this Deed or in the Mortgage Amendments or the Insurance Assignment Amendments, all terms and conditions of the Transaction Documents shall remain unaltered in full force and effect.

(b)
The Seller's forbearance granted under this Deed (including the agreement to defer interest payments under the SPAs) does not and will not derogate or prejudice any of the Seller's rights under the SPAs, the Guarantees or the Security Documents.

(c)
If Borr Drilling or any Owner (i) breaches any of its payment obligations under this Deed or (ii) fails to comply with Clause 2.3 or (iii) breaches any other covenant or term of this Deed or the other Transaction Documents during the Extension Period and such breach (subject to any notice or cure period therein) would constitute an Event of Default under any SPA or Mortgage, the Seller shall be entitled to accelerate repayment of the Seller's Credits, the Capitalised Interest and the Back End Fees under the SPAs and the Security Documents and to exercise all of its rights upon default under the SPAs and the Security Documents, including the right to take possession of the Rigs.

(d)
The guarantees and indemnities granted by the Owners under Clause 8 are additional to, and do not substitute or replace, the Guarantees given by the Owners (which shall remain in full force and effect).

4.2	Conditional and unconditional amendments

For the avoidance of doubt, only the amendments to the SPAs contained in Clause 2.1 are subject to the conditions subsequent contained in Clause 2.3. All other amendments to the SPAs and the Guarantees contained in this Deed shall take effect at the Effective Time and shall continue in effect notwithstanding any failure to satisfy the provisions of Clause 2.3.

4.3	Amendments to survive Extension Period

For the avoidance of doubt, except to the extent expressly stated otherwise in this Deed, all terms and conditions of this Deed shall remain in full force and effect after the expiry of the Extension Period.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Mutual representations and undertakings

Each Party represents and warrants to other Parties that the following matters are true in respect of it on the date of this Deed and at the Effective Time:

(a)	it is duly organised and validly existing under the laws of its Jurisdiction of Incorporation and, if relevant under such laws, in good standing;

(b)
it has full power and authority to become a party to this Deed and has taken all necessary action and has obtained all consents, licences and approvals required in connection with the entry into and performance of this Deed;

(c)
its execution, delivery and performance of this Deed does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; and

(d)
(in the case of the Owners only and with effect from  the  Effective  Time  only)  its guarantee obligations under Clause 8 constitute valid, legal and binding obligations which are in full force and effect and which are enforceable against it in accordance with its terms and, to the extent not secured by the Transaction Security, rank at least pari passu with all of its other present and future unsecured and unsubordinated indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
5.2	Repetition of prior representations and warranties by Borr Drilling and the Owners

Borr Drilling and the Owners confirm that each representation and warranty given by them prior to the date of this Deed under the Transaction Documents (as amended by the Deed) remains true and correct as at the date of this Deed and is deemed to be repeated on the date of this Deed and at the Effective Time.

5.3	Other representations and warranties of Borr Drilling and the Owners

(a)	Borr Drilling represents, warrants and confirms that:

(i)	it has paid in full (when due) the May 2020 coupon on its $350,000,000 senior unsecured convertible bonds 2018/2023; and

(ii)	the equity commitments referred to in Clause 7.1(a)(i) were fully subscribed before 19:00 London time on 25 May 2020;

(b)	Borr Drilling represents, warrants and confirms that as at the date of this Deed and at the Effective Time:

(i)	Borr Drilling is the direct registered, legal and beneficial of 100% of the shares in each of the following Owners (together, the Direct Subsidiaries):

(A)	Borr Gerd Inc.

(B)	Borr Gyme Inc.

(C)	Borr Natt Inc.

(D)	Borr Groa Inc.

(E)	Borr Gunnlod Inc.;

(ii)	Borr Drilling is the direct registered, legal and beneficial of 100% of the shares in BM Ventures; and

(iii)	BM Ventures is the direct registered, legal and beneficial of 100% of the shares in each of the following Owners (together, the Indirect Subsidiaries):

(A)	Borr Galar (UK) Limited

(B)	Borr Gersemi (UK) Limited

(C)	Borr Grid (UK) Limited

(D)	Borr Njord (UK) Limited;

(c)	Borr Drilling and each Owner represents, warrants and confirms that as at the date of this Deed and at the Effective Time:

(i)	no Event of Default under any SPA or Mortgage has occurred and is continuing (other than in connection with the deferral of the interest originally due under the SPAs on 31 March 2020); and

(ii)	no Material Adverse Change has occurred and is continuing.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
6.	CONFIRMATIONS AND RELEASE BY BORR DRILLING AND THE OWNERS

6.1	Amounts owing

Borr Drilling and the Owners confirm to the Seller that:

(a)	the principal amount of each Seller's Credit which is owing to the Seller at the date of this Deed is the amount set out in respect of it in Schedule 4;

(b)	the interest instalments which fell due under the SPAs on 31 March 2020 remain outstanding in full (and payable in accordance with the terms of this Deed); and

(c)	no amount owing to the Seller under the Transaction Documents is subject to any offset, defence or other reduction.

6.2	Transaction Security

Borr Drilling and the Owners confirm to the Seller that:

(a)	the Security Interests granted to the Seller under the Mortgages and Insurance Assignments are and will remain first priority Security Interests over the assets to which they relate; and

(b)	the Mortgages and Insurance Assignments are valid and enforceable in accordance with their terms.

6.3	Release of claims

(a)
With effect from the Effective Time, Borr Drilling and the Owners release the Seller, Sembcorp Marine Ltd. and the agents and affiliates of the Seller and Sembcorp Marine Ltd. from all claims, known or unknown, arising prior to the Effective Time in connection with this Deed (and the discussions relating to it), the Rigs, the Master Agreement, the SPAs, the Seller's Parent Company Guarantees, the Mortgages and the Insurance Assignments, other than claims caused by fraud or wilful misconduct.

(b)
Without prejudice to paragraph (a) above, Borr Drilling and the Owners confirm that Sembcorp Marine Ltd. has no remaining actual or contingent liability under the Seller's Parent Company Guarantees issued by it in respect of each SPA and that they will use reasonable efforts to procure that the originals of the Seller's Parent Company Guarantees are delivered to the Seller promptly after the date of this Deed.

7.	UNDERTAKINGS OF BORR DRILLING AND THE OWNERS

7.1	In consideration of the Seller's agreement contained in Clause 2, Borr Drilling and the Owners undertake to the Seller on and with effect from the Effective Time as follows:

(a)	Equity Raise

Borr Drilling undertakes to raise gross proceeds of $30,000,000 of new equity in accordance with the following timetable:

(i)	the equity commitments must have been fully subscribed before 19:00 London time on 25 May 2020;

(ii)	the equity raise must be approved by a special general meeting of Borr Drilling to be held not later than 5 June 2020; and

(iii)	the new shares must be issued, and the subscription funds released to Borr Drilling, not later than 16:00 London time on 8 June 2020

(the Equity Raise).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)	Restrictions on dealings with shares

Except in relation to an Owner whose Rig is sold in accordance with Clause 7.1(k)(iv), Borr Drilling undertakes that:

(i)
prior to its transfer of such shares to Holdco in accordance with paragraph (c) below, it shall not enter into any agreement (including an option agreement)  for the sale of all or any of the shares in the Direct Subsidiaries or BM Ventures or otherwise transfer or agree to transfer all or any of such shares nor shall it mortgage, charge, assign, pledge, encumber or otherwise create any Security Interest in relation to such shares (or any of them);

(ii)
it shall procure that BM Ventures does not at any time enter into any agreement (including an option agreement) for the sale of all or any of the shares in the Indirect Subsidiaries, or otherwise transfer or agree to transfer all or any of such shares in the Indirect Subsidiaries and that BM Ventures shall not mortgage, charge, assign, pledge, encumber or otherwise create any Security Interest in relation to such shares in the Indirect Subsidiaries (or any of them), other than with the prior written consent of the Seller or under the Share Charges relating to them; and

(iii)
following its transfer of such shares to Holdco in accordance with paragraph (c) below, it shall procure that Holdco does not enter into any agreement (including an option agreement) for the sale of all or any of the shares in the Direct Subsidiaries or BM Ventures, or otherwise transfer or agree to transfer all or any of such shares in the Direct Subsidiaries or BM Ventures and that Holdco shall not mortgage, charge, assign, pledge, encumber or otherwise create any Security Interest in relation to such shares in the Direct Subsidiaries and BM Ventures (or any of them), other than with the prior written consent of the Seller or under the Share Charges relating to the Direct Subsidiaries.

(c)	Holdco and BM Ventures

Borr Drilling undertakes that, not later than 16:00 London time on the date falling 30 days after the date of this Deed, it shall:

(i)	incorporate in Bermuda or the Cayman Islands (or such other jurisdiction as the Seller shall approve) a wholly-owned direct subsidiary (Holdco);

(ii)	transfer ownership to Holdco of all of the shares in each Direct Subsidiary and BM Ventures and the shares in all of the wholly owned subsidiaries of Borr Drilling (other than Borr Jack-Up XVI Inc.);

(iii)
procure that Holdco executes in favour of the Seller a limited guarantee and indemnity in respect of the obligations of the Principal Debtors to pay the Capitalised Interest under each SPA (but excluding all other liabilities under the Transaction Documents), such guarantee and indemnity to be substantially in the form set out in Schedule 8 (the Holdco Guarantee);

(iv)	procure that:

(A)	Holdco executes in favour of the Seller a first priority deed of charge over all of its shares in each Direct Subsidiary; and

(B)	BM Ventures executes in favour of the Seller a first priority deed of charge over all of its shares in each Indirect Subsidiary,

in each case as security for all obligations of the Principal Debtors under the SPAs, such deeds of charge to contain provisions limiting the Seller's recourse thereunder to the property charged and to contain a prohibition on Holdco or, as the case may be, BM Ventures selling, transferring or granting any Security Interests over its shares in the relevant Owners and otherwise to be in form and substance acceptable to the Seller (the Share Charges);

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(v)	procure that Holdco delivers to the Seller:

(A)	all such share certificates, instruments of transfer and other documents as are required to be delivered to it under the terms of the Share Charges in relation to the Direct Subsidiaries;

(B)	a certified copy of the certificate of incorporation and articles of incorporation and bylaws or equivalent constitutional documents of Holdco;

(C)	a certified copy of a resolution of the board of directors of Holdco authorising and approving Holdco's entry into the Holdco Guarantee and the Share Charges in relation to the Direct Subsidiaries;

(D)	the original (or a certified true copy) of any power of attorney issued pursuant to such resolutions; and

(E)	such other documents, if any, as may reasonably be required by the Seller in connection with the legal opinions referred to in Clause 2.3(i);

(vi)	procure that BM Ventures delivers to the Seller:

(A)	all such share certificates, instruments of transfer and other documents as are required to be delivered to it under the terms of the Share Charges in relation to the Indirect Subsidiaries;

(B)	a certified copy of the certificate of incorporation and articles of incorporation and bylaws or equivalent constitutional documents of BM Ventures;

(C)	a certified copy of a resolution of the board of directors of BM Ventures authorising and approving BM Ventures' entry into the Share Charges in relation to the Indirect Subsidiaries;

(D)	the original (or a certified true copy) of any power of attorney issued pursuant to such resolutions; and

(E)	such other documents, if any, as may reasonably be required by the Seller in connection with the legal opinions referred to in Clause 2.3(i).

(d)	Contract Assignments

Borr Drilling and the Owners undertake that, before noon London time on 19 June 2020, each Owner shall execute in favour of the Seller a first priority assignment by way of security of (i) all earnings of its Rig and (ii) all long-term contracts in respect of its Rig (being contracts with a term of over 12 months), such assignments to secure all obligations of the Principal Debtors under the SPAs and to be in form and substance acceptable to the Seller (the Contract Assignments).

(e)	Amendments to Mortgages and Insurance Assignments

Borr Drilling and the  Owners undertake that, before noon London time on 19 June 2020, each Owner shall:

(i)	execute and register with the appropriate ship registry an amendment to the Mortgage on its Rig (a Mortgage Amendment); and

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(ii)	execute an amendment to the Insurance Assignment in respect of its Rig (an Insurance Assignment Amendment),

such amendments to reflect the changes to the SPAs and other Transaction Documents made, required or contemplated by this Deed (including the requirement for cross-collateralisation under Clause 3.1) and to be in form and substance acceptable to the Seller.

(f)	Corporate authorities of Borr Drilling and the Owners

Borr Drilling and the Owners undertake that, before noon London time on 19 June 2020, they will each deliver to the Seller:

(i)
a certified copy of its certificate of incorporation and articles of incorporation and bylaws or equivalent constitutional documents which, for each Owner, shall comply with the requirements of Clause 7.1(m);

(ii)
a certified copy of a resolution of its board of directors authorising and approving its entry into this Deed and, in the case of each Owner, the relevant Contract Assignment, Mortgage Amendment and Insurance Assignment Amendment relating to its Rig;

(iii)	the original (or a certified true copy) of any power of attorney issued by it pursuant to such resolutions; and

(iv)	such other documents, if any, as may reasonably be required by the Seller in connection with the legal opinions referred to in Clause 2.3(h).

(g)	Rig valuations

Borr Drilling and the Owners undertake to issue to the Seller not later than 16:00 London time on 12 June 2020 a written statement stipulating their assessment of the value of each Rig based on a good faith analysis and, at the Owner's option, by reference to an independent broker valuation.

(h)	Provision of information

Borr Drilling and the Owners undertake that:

(i)
they shall provide the Seller with copies of all executed agreements (including letters of intent) made with the Other Secured Creditors prior to the Effective Time in relation to the actual or proposed amendments to the Other Secured Facility Agreements;

(ii)	until the Capitalised Interest under each SPA has been repaid in full, they shall:

(A)	procure that the Seller is granted continued access to the Data Room for so long as it is maintained; and

(B)	upon request, provide the Seller with such other information in respect of the Rigs or the business, assets or financial condition of the Borr Drilling Group as the Seller may reasonably require,

subject in each case to the terms of the non-disclosure agreement signed by the Seller and provided that the provision of such information does not conflict with any applicable securities law or rules of any stock exchange;

(iii)
until the Capitalised Interest under each SPA has been repaid in full, simultaneously with the giving of any request by Borr Drilling or any other member of the Borr Drilling Group to any of the Other Secured Creditors for a material waiver, forbearance or amendment under or in respect of any of the Other Secured Facility Agreements, they shall send a copy of such request to the Seller;

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(iv)
upon becoming aware that an event of default (however described) or a relevant mandatory prepayment event has occurred under any of the Other Secured Facility Agreements, they shall immediately notify the Seller of that event;

(v)
upon receiving notice from (or on behalf of) any of the Other Secured Creditors that an event of default (however described) or a relevant mandatory prepayment event has occurred (or is alleged by such Other Secured Creditors) to have occurred under any of the Other Secured Facility Agreements, they shall immediately provide the Seller with a copy of that notice; and

(vi)
they shall give the Seller at least 10 days' written notice in advance of any filing by Borr Drilling or any other member of the Borr Drilling Group (including an Owner) for Chapter 11 or any other insolvency proceeding in any jurisdiction.

For the purposes of this Clause 7.1(h), a relevant mandatory prepayment event means an event which is not described as an event of default but which, if it occurs, gives rise to an obligation (either automatically or upon receipt of a notice) to prepay the whole outstanding amount of a loan or, if there is more than one lender in respect of a loan, the whole of the participation of any lender participating in that loan.

(i)	Restriction on dividends

Borr Drilling undertakes that, except with the Seller's prior written consent, it shall not, at any time until the Capitalised Interest under each SPA has been repaid in full, pay any dividends or make any other form of distribution to its shareholders.

(j)	Restriction on changes to domicile

The Owners undertake that, except with the Seller's prior written consent, none of them shall change their domicile or Jurisdiction of Incorporation.

(k)	Dealings with the Collateral Assets

Borr Drilling and the Owners undertake that:

(i)
except with the Seller's prior written consent, they shall take all commercially reasonable steps to preserve the Transaction Security and to procure that no third party claims an interest over any asset which is subject to the Transaction Security (including, for example, by the grant of a priming lien over any Rig or the shares in any Owner);

(ii)	they shall procure that the Rigs are maintained in good condition (ordinary wear and tear excepted) and that the Rigs are insured, in each case as required by the relevant Security Documents;

(iii)
they shall take all commercially reasonable steps to preserve the Collateral Assets and to ensure that no third party can claim an interest in or over any Collateral Asset superior to the Seller's first priority Security Interest in or over that Collateral Asset (other than as mandatorily required by law);

(iv)	except with the Seller's prior written consent, no Owner shall initiate a sale or cause or allow the sale of its Rig unless:

(A)	at the time of completion of the sale, no Event of Default has occurred and is continuing; and

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(B)
the proceeds of sale (after deducting the reasonable costs of sale) are sufficient to pay, and are applied in full payment of, the Seller's Credit, the pro rata portion of Capitalised Interest, the Back End Fee and all other amounts owing to the Seller under the SPA in each case relating to that Rig sold, it being agreed that the Owner may retain for its own account any surplus sale proceeds remaining after the amount required under paragraph (B) above has been paid in full to the Seller.

The Seller agrees that, if a Rig is sold in accordance with paragraph (iv) above and subject to the proceeds of sale being applied as stated therein, it shall release any Security Interest or claim in respect of the Rig and any asset of the Owner under the Transaction Documents and the Seller shall release the relevant Owner from guarantees and all other obligations under the Transaction Documents.

(l)	Marketing and cooperation

The Seller agrees that Borr Drilling and the Owners may market and find a buyer for any of the Rigs in close cooperation with the Seller, provided that any sale of a Rig must comply with Clause 7.1(k)(iv).

(m)	Restrictions on governance

Borr Drilling and the Owners undertake to procure that, before noon London time  on 19 June 2020, the articles of incorporation and bylaws or equivalent constitutional documents of each Owner shall be amended to include governance restrictions which prohibit:

(i)	the relevant Owner from changing its domicile or Jurisdiction of Incorporation;

(ii)	the creation of any Security Interest over the shares in the relevant Owner;

(iii)	the relevant Owner from refusing to register any transfer of shares made by the Seller in exercise of its rights under the Share Charge relating to that Owner; and

(iv)
(to the extent permitted by relevant company law) the amendment of the provisions incorporated in the articles of incorporation and bylaws or equivalent constitutional documents to give effect to the above restrictions, in each case without the Seller's prior written consent.

(n)	Other restrictions on the Borr Drilling Group

Borr Drilling undertakes that, except with the Seller's prior written consent, it shall not (and it shall procure that no other member of the Borr Drilling Group shall) at any time until the Capitalised Interest under each SPA has been repaid in full:

(i)	make any scheduled repayment or voluntary prepayment of principal to any of the Other Secured Creditors; or

(ii)	make further purchases of rigs or incur new debts to fund the acquisition of any rigs, other than rigs already contracted for at the date of this Deed and related debt.

8.	CROSS-GUARANTEES OF OWNERS

8.1	Commencement

The provisions of this Clause 8 shall take effect from the Effective Time.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
8.2	Guarantee

With effect from the Effective Time, each Owner unconditionally and irrevocably guarantees to the Seller:

(a)
the due full performance of all obligations of each Principal Debtor (other than itself) arising under the SPAs now and in future owed under the SPAs to the Seller by such Principal Debtor (such performance obligations being collectively referred to as the Performance Obligations); and

(b)	the prompt payment in full of all sums from time to time due and owing to the Seller by each Principal Debtor (other than itself) under the SPAs (the Payment Obligations).

8.3	Indemnity

With effect from the Effective Time, as a separate and independent obligation and conditional upon failure by the relevant Principal Debtor to perform its obligations under the relevant SPA, each Owner shall indemnify and hold harmless (and keep indemnified and held harmless) the Seller from time to time on demand from and against all losses, damages, expenses, liabilities, claims, costs (including without limitation any legal costs and expenses) or proceedings as a result of the Performance Obligations (or any of them) or the Payment Obligations (or any of them) being or becoming void, voidable, unenforceable or invalid for any reason whatsoever, whether or not known to the Seller (the Indemnity); provided always that each Owner's liability pursuant to the Indemnity shall not in any event exceed its liability under the guarantee given by it in Clause 8.2 but for the Indemnity, and there shall be no double recovery of any losses, damages, expenses, liabilities, claims, or costs.

8.4	Payment and performance

In the event that:

(a)
any Principal Debtor fails to comply with any of its Payment Obligations on its due date, the Owners shall, upon receipt from the Seller of a written demand, pay the sum demanded by the Seller free of any deduction or withholding, within 21 days from the date of such written demand, the said written demand being binding on the Owners; and

(b)
any Principal Debtor shall fail to perform any of the Performance Obligations, each Owner shall, upon receipt from the Seller of a written demand for performance under this Clause 8, take whatever steps may be necessary to achieve performance of such Performance Obligations in the same manner and as fully as the relevant Principal Debtor might do, within 7 days from the date of such written demand, the said written demand being binding on the Owners, provided, however, that nothing in this Clause 8 shall create any responsibility on the Owners' part over and above that assumed by the relevant Principal Debtor in the relevant SPA, and all costs and expenses incurred by the Seller in seeking to obtain payment from the Owners and late interest (if any), and the Owners shall be entitled to all the rights, elections, remedies and defences to which they or the relevant Principal Debtor may be entitled under the relevant SPA or applicable law.

The Seller may serve more than one demand under this Clause 8, but in no event exceeding  in aggregate the amount due to the Seller by the relevant Principal Debtor under the relevant SPA, plus interest due thereon under the relevant SPA and costs and expenses referred to above and late interest (if any).

All payments to be made under this Clause 8 shall be made in Dollars.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
8.5	Waiver of defences

Each Owner covenants and agrees with the Seller that the occurrence of any of the following events shall not in any way affect or release it from its obligations under this Clause 8:

(a)	any waiver by the Seller of any terms, provisions, conditions, obligations and agreements of the SPAs or any forbearance exercise by the Seller in relation thereto;

(b)	any failure, omission or delay on the part of the Seller to enforce, assert or exercise any right, power or remedy conferred on the Seller in the SPAs or this Deed, or at law or in equity;

(c)
the bankruptcy, other insolvency or liquidation, administration, winding-up, incapacity, limitation, disability or discharge by operation of law or change in the constitution or name of the relevant Principal Debtor or any Owner;

(d)	any suspension or variation to or amendment of the SPAs;

(e)	any bond, mortgage, assignment security or guarantee (other than the guarantee contained in this Clause 8) held or obtained by the Seller under the SPAs, or any release or waiver thereof; or

(f)
any change in the shareholding relationship between the Owners and the Principal Debtors, the absorption in, or amalgamation with, or the acquisition of all or part of any Principal Debtor's or any Owner's undertakings or assets by, any other person, body  or organisation, or any reconstruction or reorganisation of any kind; or

(g)	any breach of an SPA by, or other default of, any Principal Debtor.

8.6	Continuing guarantee

The guarantee contained in this Clause 8 shall remain in force and effect as a continuing guarantee and shall continue to apply and the Owners shall not be discharged or released from their obligations arising under this Clause 8 notwithstanding any modifications, changes, or amendments, or any arrangement made between any Principal Debtor and the Seller, or any variation or alteration of any kind to the terms and conditions of the SPAs (including any assignment or novation thereof), or termination of any SPA by the Seller for the relevant Principal Debtor's breach in accordance with the terms thereof, or any SPA and/or any terms thereof being or becoming invalid, unenforceable or illegal, or by any forbearance agreed to by any Principal Debtor and the Seller, whether with or without the Owners' knowledge or consent, and the Owners' liability shall not be diminished thereby.

8.7	Guarantee obligations to be secured

The obligations of the Owners under this Clause 8 shall be secured by the Transaction Security and the Mortgage Amendments, the Insurance Assignment Amendments and the Contract Amendments shall contain provisions to achieve this.

9.	COSTS AND EXPENSES

9.1	Transaction costs

Borr Drilling and the Owners jointly and severally undertake to indemnify the Seller in respect  of all reasonable direct costs, charges and expenses including, without limitation, the fees of legal counsel, financial advisers and other consultants (together with value added tax or any similar tax thereon) incurred by the Seller:

(a)
in considering and responding to (i) Borr Drilling's letters to the Seller dated 12 March 2020 and 19 March 2020 respectively and (ii) the waiver request from Borr Drilling and the Owners dated 26 April 2020;

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)
in considering and negotiating the outline terms of the interest deferral granted under this Deed including negotiation and preparation of the "PPL Term Sheet" dated 21 May 2020 made between Borr Drilling and the Seller;

(c)
in the negotiation, preparation, printing, execution and registration of this Deed, the Holdco Guarantee, the Share Charges, the Contract Assignments, the Mortgage Amendments and the Insurance Assignment Amendments; and

(d)	in collating, monitoring and otherwise attending to the conditions precedent and conditions subsequent specified in Clause 2.

The Seller may make one or more demands for payment under this Clause 9.1.

The Seller agrees that payment of an amount demanded under this Clause 9.1 shall be made to the Seller not later than 1 October 2020 (or such earlier date agreed between the Seller and Borr Drilling), subject always to the condition that none of the Other Secured Creditors shall be reimbursed before the Seller in respect of all or any part of the equivalent transaction costs and expenses incurred by them in connection with the Other Amendment Agreements.

9.2	Enforcement and other costs

Borr Drilling and the Owners jointly and severally undertake to indemnify the Seller on demand (which may be sent by email only) in respect of all costs, charges and expenses including, without limitation, the fees of legal counsel, financial advisers and other consultants (together with value added tax or any similar tax thereon) incurred after the date of this Deed by the Seller:

(a)	in the enforcement or preservation or the attempted enforcement or preservation of any of the Seller's rights and powers under the Transaction Documents or of the Transaction Security;

(b)
in connection with any actual or proposed amendment of or supplement to any Transaction Document, or with any request to the Seller to grant any consent or waiver in respect of any provision of any Transaction Document, whether or not it is given, provided such costs are reasonable; and

(c)	arising out of any act or omission made by the Seller in good faith in connection with any of the matters dealt with in the Transaction Documents, provided such costs are reasonable.

10.	MISCELLANEOUS

10.1	Time of essence

Time is of the essence as regards every obligation of Borr Drilling and the Owners under this Deed.

10.2	Disclosures

The Parties agree and acknowledge that this Deed and its contents may be disclosed by an Obligor to the Other Secured Creditors and may be filed with the US Securities and Exchange Commission or the Norwegian Financial Services Authority in accordance with their rule or applicable securities law.

10.3	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Seller, any right or remedy under this Deed shall operate as a waiver of any such right or remedy or constitute an election to affirm any of this Deed. No election to affirm this Deed on the part of the Seller shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise of it or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
10.4	Waivers and amendments to be in writing

Any waiver by the Seller of any provision of this Deed, and any consent or approval given by the Seller under or in respect of this Deed, shall only be effective if given in writing and then only strictly for the purpose and upon the terms for which it is given. This Deed may not be amended or varied orally but only by an instrument signed by the Parties.

10.5	Partial invalidity

If at any time one or more of the provisions of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law by which it may be governed or affected, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired as a result.

10.6	Counterparts; electronic or digital signature

(a)	This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

(b)
Each Party agrees that any other Party may sign this Deed by electronic or digital signature (whatever form the electronic or digital signature takes) and that such method of signature is as conclusive of that Party's intention to be bound by this Deed as if the person or persons signing on behalf of that Party had signed by manuscript signature.

10.7	Third party rights

(a)
Subject to paragraph (b) below, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of this Deed.

(b)
Notwithstanding paragraph (a) above but subject always to paragraph (c) below and the provisions of the Third Parties Act, a person who is not a Party may rely on any provision under this Deed which expressly confers rights on them.

(c)	Notwithstanding any term of this Deed or any other Transaction Document, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

11.	NOTICES

11.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by e-mail or letter, except for notices delivered to the Seller under Clause 7.1(h), which must be made by both e-mail and letter.

11.2	Addresses

The postal address and email addresses (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed are:

(a)	in the case of the Seller:

80 Tuas South Boulevard, Singapore 637051

with a copy to the Seller at 21 Pandan Road, Singapore 609273

E-mail: [***]

Attention: Wong Teck Cheong

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(b)	in the case of Borr Drilling and each Owner:

Borr Drilling Limited, S.E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda

E-mail: [***]

[***]

Attention: Company Secretary, CFO, GC and VP of IR and Treasury

or to such other postal address, e-mail address, department or officer as a Party may notify to the others.

12.	CONFIDENTIALITY

Without prejudice to Clause 10.2, the provisions of Clause 11 of the Master Agreement shall  be deemed to be incorporated in this Deed with logical amendments.

13.	GOVERNING LAW AND ARBITRATION

13.1	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

13.2	Arbitration

(a)
If any dispute arises between the Seller on the one hand and any one or more of Borr Drilling and the Owners (together the Borr Parties) on the other hand as to any matter arising under or out of or in connection with this Deed, the Seller and the Borr Parties shall in the first instance attempt to settle the dispute amicably by reference of the dispute to the senior management of the Seller and Borr Drilling for negotiation and resolution.

(b)
If the dispute remains unresolved within a 14 day period from the commencement of such negotiation, the Seller and the Borr Parties shall attempt to settle such dispute by mediation in accordance with the Mediation Procedure of the Singapore Mediation Centre. Neither the Seller nor the Borr Parties (each a Side) may terminate the mediation until the other Side has made its opening presentation and the mediator has met each Side separately. The mediation shall take place in Singapore and the language of the mediation shall be English. If the dispute remains unresolved within a 14 day period from the commencement of such negotiation, it shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

(c)	The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(d)
The reference shall be to three arbitrators. A Side wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Side requiring the other Side to appoint its own arbitrator within 14 days of that notice and stating that it will appoint its own arbitrator as sole arbitrator unless the other Side appoints its own and gives notice that it has done so within the 14 days specified. If the other Side does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the Side referring a dispute to arbitration may, without the requirement of any further prior notice to the other Side, appoints its own arbitrator as sole arbitrator and shall advise the other  Side accordingly. The award of  a sole arbitrator shall be binding on both Sides as if the sole arbitrator had been appointed by agreement.

(e)
In cases where neither the claim nor any counterclaim exceeds the sum of $100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

(f)	Notwithstanding the above, the Parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Deed.

This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
SCHEDULE 1
The Owners

No.	Name	Jurisdiction of incorporation	Registered office
1.	Borr Galar (UK) Limited	England	20 North Audley Street, London W1K 6LX, United Kingdom
2.	Borr Gerd Inc. (formerly Borr Jack-Up XVIII Inc.)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands
3.	Borr Gersemi (UK) Limited	Scotland	Pavilion 4, Discovery Drive, Westpoint Business Park, Prospect Road, Westhill, AB32 6FE, Scotland
4.	Borr Grid (UK) Limited	Scotland	Pavilion 4, Discovery Drive, Westpoint Business Park, Prospect Road, Westhill, AB32 6FE, Scotland
5.	Borr Gyme Inc. (formerly Borr Jack-Up XXIII Inc.)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands
6.	Borr Natt Inc. (formerly Borr Jack-Up XXIV Inc.)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands
7.	Borr Groa Inc. (formerly Borr Jack-Up XXII Inc.)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands
8.	Borr Njord (UK) Limited	England	20 North Audley Street, London W1K 6LX, United Kingdom
9.	Borr Gunnlod Inc. (formerly Borr Jack-Up XXI Inc.)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
SCHEDULE 2
The Rigs

No.	Rig	IMO No.	Flag	Owner
1.	Galar (Hull P2041)	9689720	Liberia	Borr Galar (UK) Limited
2.	Gerd (Hull P2043)	9688324	Vanuatu	Borr Gerd Inc. (formerly Borr Jack-Up XVIII Inc.)
3.	Gersemi (Hull P2045)	9701437	Liberia	Borr Gersemi (UK) Limited
4.	Grid (Hull P2046)	9701425	Liberia	Borr Grid (UK) Limited
5.	Gyme (Hull P2047)	9758349	Liberia	Borr Gyme Inc. (formerly Borr Jack-Up XXIII Inc.)
6.	Natt (Hull P2048)	9765770	Panama	Borr Natt Inc. (formerly Borr Jack-Up XXIV Inc.)
7.	Groa (Hull P2049)	9727869	Vanuatu	Borr Groa Inc. (formerly Borr Jack-Up XXII Inc.)
8.	Njord (Hull P2052)	9768667	Liberia	Borr Njord (UK) Limited
9.	Gunnlod (Hull P2053)	9735074	Liberia	Borr Gunnlod Inc. (formerly Borr Jack-Up XXI Inc.)

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
SCHEDULE 3
The SPAs

1.
Sale and purchase agreement dated 9 October 2017 made between Borr Galar Inc. (formerly known as Borr Jack-Up XVII Inc.) and the Seller with respect to the sale and purchase of "GALAR" (ex Hull P2041) as amended by an amendment agreement dated 16 September 2019 and as novated from and out of the name of Borr Galar Inc. to and into the name of Borr Drilling by a novation agreement dated 16 January 2020 made between Borr Galar Inc., the Seller, Borr Galar (UK) Limited and Borr Drilling.

2.
Sale and purchase agreement dated 9 October 2017 made between made Borr Gerd Inc. (formerly known as Borr Jack-Up XVIII Inc.) and the Seller with respect to the sale and purchase of "GERD" (ex Hull P2043) as amended by an amendment agreement dated 9 October 2018.

3.
Sale and purchase agreement dated 9 October 2017 made between Borr Gersemi Inc. (formerly known as Borr Jack-Up XIX Inc.) and the Seller with respect to the sale and purchase of "GERSEMI" (ex Hull P2045) as novated from and out of the name of Borr Gersemi Inc. to and into the name of Borr Drilling by a novation agreement dated 26 June 2019 made between Borr Gersemi Inc., the Seller, Borr Gersemi (UK) Limited and Borr Drilling.

4.
Sale and purchase agreement dated 9 October 2017 made between Borr Grid Inc. (formerly known as Borr Jack-Up XX Inc.) and the Seller with respect to the sale and purchase of "GRID" (ex Hull No. P2046) as novated from and out of the name of Borr Gersemi Inc. to and into the name of Borr Drilling by a novation agreement dated 26 June 2019 made between Borr Grid Inc., the Seller, Borr Grid (UK) Limited and Borr Drilling.

5.
Rig construction agreement dated 9 October 2017 made between Borr Gyme Inc. (formerly known as Borr Jack-Up XXIII Inc.) and the Seller with respect to the construction, sale and purchase of "GYME" (ex Hull P2047) as amended by an amendment agreement dated 25 March 2020.

6.
Rig construction agreement dated 9 October 2017 made between Borr Natt Inc. (formerly known as Borr Jack-Up XXIV Inc.) and the Seller with respect to the construction, sale and purchase of "NATT" (ex Hull P2048).

7.
Sale and purchase agreement dated 9 October 2017 made between made Borr Groa Inc. (formerly known as Borr Jack-Up XXII Inc.) and the Seller with respect to the sale and purchase of "GROA" (ex Hull P2049) as amended by an amendment agreement dated 9 October 2018.

8.
Rig construction agreement dated 9 October 2017 made between Borr Njord Inc. (formerly known as Borr Jack-Up XXV Inc.) and the Seller with respect to the construction, sale and purchase of "NJORD" (ex Hull P2052) as amended by an amendment agreement dated 30 October 2019 and as novated from and out of the name of Borr Njord Inc. to and into the name of Borr Drilling by a novation agreement dated 16 January 2020 made between Borr Njord Inc., the Seller, Borr Njord (UK) Limited and Borr Drilling.

9.
Sale and purchase agreement dated 9 October 2017 made between Borr Gunnlod Inc. (formerly known as Borr Jack-Up XXI Inc.) and the Seller with respect to the sale and purchase of "GUNNLOD" (ex Hull P2053) as amended by an amendment agreement dated 25 March 2020.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
SCHEDULE 4
The Seller's Credits

No.	Rig	Seller's Credit Amount	Principal Debtor	Guarantor
1.	Galar (Hull P2041)	$83,700,000	Borr Drilling Limited	Borr Galar (UK) Limited
2.	Gerd (Hull P2043)	$83,700,000	Borr Gerd Inc.	Borr Drilling Limited
3.	Gersemi (Hull P2045)	$83,700,000	Borr Drilling Limited	Borr Gersemi (UK) Limited
4.	Grid (Hull P2046)	$83,700,000	Borr Drilling Limited	Borr Grid (UK) Limited
5.	Gyme (Hull P2047)	$83,700,000	Borr Gyme Inc.	Borr Drilling Limited
6.	Natt (Hull P2048)	$83,700,000	Borr Natt Inc.	Borr Drilling Limited
7.	Groa (Hull P2049)	$83,700,000	Borr Groa Inc.	Borr Drilling Limited
8.	Njord (Hull P2052)	$83,700,000	Borr Drilling Limited	Borr Galar (UK) Limited
9.	Gunnlod (Hull P2053)	$83,700,000	Borr Gunnlod Inc.	Borr Drilling Limited

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
SCHEDULE 5
The Security Documents

No.	Rig	Mortgage	Insurance Assignment	Guarantee
1.	Galar (Hull P2041)	First preferred Liberian mortgage dated 13 February 2020 granted by Borr Galar (UK) Limited	First priority assignment of insurances and requisition compensation dated 13 February 2020 granted by Borr Galar (UK) Limited	Guarantee and indemnity dated 16 January 2020 granted by Borr Galar (UK) Limited
2.	Gerd (Hull P2043)	First preferred Vanuatu mortgage dated 15 October 2018 granted by Borr Gerd Inc.	First priority assignment of insurances and requisition compensation dated 15 October 2018 granted by Borr Gerd Inc.	Guarantee and indemnity dated 13 October 2017 granted by Borr Drilling Limited
3.	Gersemi (Hull P2045)	First preferred Liberian mortgage dated 27 June 2019 granted by Borr Gersemi (UK) Limited	First priority assignment of insurances and requisition compensation dated 27 June 2019 granted by Borr Gersemi (UK) Limited	Guarantee and indemnity dated 27 June 2019 granted by Borr Gersemi (UK) Limited
4.	Grid (Hull P2046)	First preferred Liberian mortgage dated 27 June 2019 granted by Borr Grid (UK) Limited	First priority assignment of insurances and requisition compensation dated 27 June 2019 granted by Borr Grid (UK) Limited	Guarantee and indemnity dated 27 June 2019 granted by Borr Grid (UK) Limited
5.	Gyme (Hull P2047)	First preferred Liberian mortgage dated 25 March 2020 granted by Borr Gyme Inc.	First priority assignment of insurances and requisition compensation dated 25 March 2020 granted by Borr Gyme Inc.	Guarantee and indemnity dated 13 October 2017 granted by Borr Drilling Limited
6.	Natt (Hull P2048)	First preferred Panamanian mortgage dated 10 October 2018 granted by Borr Natt Inc.	First priority assignment of insurances and requisition compensation dated 10 October 2018 granted by Borr Natt Inc.	Guarantee and indemnity dated 13 October 2017 granted by Borr Drilling Limited
7.	Groa (Hull P2049)	First preferred Vanuatu mortgage dated 15 October 2018 granted by Borr Groa Inc.	First priority assignment of insurances and requisition compensation dated 15 October 2018 granted by Borr Groa Inc.	Guarantee and indemnity dated 13 October 2017 granted by Borr Drilling Limited
8.	Njord (Hull P2052)	First preferred Liberian mortgage dated 13 February 2020 granted by Borr Njord (UK) Limited	First priority assignment of insurances and requisition compensation dated 13 February 2020 granted by Borr Njord (UK) Limited	Guarantee and indemnity dated 16 January 2020 granted by Borr Njord (UK) Limited

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
No.	Rig	Mortgage	Insurance Assignment	Guarantee
9.	Gunnlod	First preferred Liberian	First priority assignment	Guarantee and
	(Hull P2053)	mortgage dated 25	of insurances and	indemnity dated 13
		March 2020 granted by	requisition compensation	October 2017 granted
		Borr Gunnlod Inc.	dated 25 March 2020	by Borr Drilling Limited
granted by Borr Gunnlod
Inc.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
SCHEDULE 6
Amendments to the SPAs for "GYME", "NATT" and "NJORD"

1.	The definitions section beginning on page 3 of the SPA shall be amended in the SPAs for "GYME" and "NATT" by adding the following definition:

"Global Amendment Deed" means the global amendment deed dated on or about 3 June 2020 made between the Builder, the Buyer, the other Owners and the Buyer's Parent Company.

2.	The definitions section beginning on page 3 of the SPA shall be amended in the SPA for "NJORD" by adding the following definition:

"Global Amendment Deed" means the global amendment deed dated on or about 3 June 2020 made between the Builder, the Buyer and the Owners.

3.	The definitions section beginning on page 3 of each SPA shall be further amended by adding the following wording at the end of the section:

"In addition, the terms "Borr Drilling", "Borr Drilling Group", "Capitalised Interest", "Event of Default", "Guarantees", "Holdco", "Holdco Guarantee", "Material Adverse Change", "Mortgages", "Other Secured Facility Agreements", "Owners", "SPAs", "Transaction Documents" and "Transaction Security" shall have the meanings given to them in the Global Amendment Deed."

4.	Clause 24.2 of each SPA shall be amended by replacing paragraphs (b) to (f) inclusive with the following wording:

(b)
if the Buyer fails to pay the Balance Payment when due as stated in Article 3.2(b), or fails to pay all or any part of the quarterly interest on the Balance Payment when due as stated in Article 3.2(b)(i) to Article 3.2(b)(iii) (as amended by the Global Amendment Deed), or fails to pay the Back End Fee as stated in Article 3.5, or fails to pay the Capitalised Interest when due as stated in Clause 2.1 of the Global Amendment Deed, or if the Buyer, any Owner, Borr Drilling or Holdco (each a "Security Party") is voluntarily or involuntarily made a part of any receivership, liquidation or bankruptcy proceedings or any Security Party becomes insolvent or otherwise unable to pay its debts as they fall due or if an Event of Default occurs under any of the SPAs or Mortgages or if an event of default occurs under the terms of any of the other Security Documents (as such term is defined in the Global Amendment Deed) or if any of the conditions subsequent set out in Clause 2.3 of the Global Amendment Deed are not satisfied according to its terms or if any Security Party fails to comply with any of its other material obligations under the Global Amendment Deed or if any representation or statement made by any Owner or Borr Drilling in the Global Amendment Deed is or proves to have been incorrect or misleading in any material respect when made; or

(c)	if, in the reasonable opinion of the Builder, any of the Transaction Security is in jeopardy and notice thereof has been given to the Buyer; or

(d)
if anything is done or omitted to be done by any Security Party which, in the reasonable opinion of the Builder, materially impairs or renders insufficient or inadequate the Buyer's Parent Company Guarantee, the Holdco Guarantee (once executed and delivered), any other Guarantee or any of the guarantees contained in Clause 8 of the Global Amendment Deed; or

(e)	a Material Adverse Change occurs; or

(f)
any indebtedness under any of the Other Secured Facility Agreements or any indebtedness of any member of the Borr Drilling Group in an amount which is more than [***] of Borr Drilling's tangible net worth is not paid when due or is or is declared to be or is capable of being declared due and payable before its normal maturity,

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
SCHEDULE 7
Amendments to the SPAs for the other Rigs

1.	Clause 1 of the SPAs for "GERD", "GROA" and "GUNNLOD" shall be amended by adding the following definition:

"Global Amendment Deed" means the global amendment deed dated on or about 3 June 2020 made between the Seller, the Buyer, the other Owners and the Buyer's Parent Company.

2.	Clause 1 of the SPAs for "GALAR", "GERSEMI" and "GRID" shall be amended by adding the following definition:

"Global Amendment Deed" means the global amendment deed dated on or about 3 June 2020 made between the Seller, the Buyer and the Owners.

3.	Clause 1 of each SPA shall be further amended by adding the following wording at the end of that clause:

"In addition, the terms "Borr Drilling", "Borr Drilling Group", "Capitalised Interest", "Event of Default", "Guarantees", "Holdco", "Holdco Guarantee", "Material Adverse Change", "Mortgages", "Other Secured Facility Agreements", "Owners", "SPAs", "Transaction Documents" and "Transaction Security" shall have the meanings given to them in the Global Amendment Deed."

4.	Clause 13.1 of each SPA shall be amended by replacing paragraphs (b) to (f) inclusive with the following wording:

(a)
if the Buyer fails to pay the Balance Payment when due as stated in Clause 3(a)(ii), or fails to pay all or any part of the quarterly interest on the Balance Payment when due as stated in Clause 3(b) (as amended by the Global Amendment Deed), or fails to pay the Back End Fee as stated in Clause 3(c), or fails to pay the Capitalised Interest when due as stated in Clause 2.1 of the Global Amendment Deed, or if the Buyer, any Owner, Borr Drilling or Holdco (each a "Security Party") is voluntarily or involuntarily made a part of any receivership, liquidation or bankruptcy proceedings or any Security Party becomes insolvent or otherwise unable to pay its debts as they fall due or if an Event  of Default occurs under any of the SPAs or Mortgages or if an event of default occurs under the terms of any of the other Security Documents (as such term is defined in the Global Amendment Deed) or if any of the conditions subsequent set out in Clause 2.3 of the Global Amendment Deed are not satisfied according to its terms or if any Security Party fails to comply with any of its other material obligations under the Global Amendment Deed or if any representation or statement made by any Owner or Borr Drilling in the Global Amendment Deed is or proves to have been incorrect or misleading in any material respect when made; or

(b)	if, in the reasonable opinion of the Seller, any of the Transaction Security is in jeopardy and notice thereof has been given to the Buyer; or

(c)
if anything is done or omitted to be done by any Security Party which, in the reasonable opinion of the Seller, materially impairs or renders insufficient or inadequate the Buyer's Parent Company Guarantee, the Holdco Guarantee (once executed and delivered), any other Guarantee or any of the guarantees contained in Clause 8 of the Global Amendment Deed; or

(d)	a Material Adverse Change occurs; or

(e)
any indebtedness under any of the Other Secured Facility Agreements or any indebtedness of any member of the Borr Drilling Group in an amount which is more than [***] of Borr Drilling's tangible net worth is not paid when due or is or is declared to be or is capable of being declared due and payable before its normal maturity,

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
SCHEDULE 8
Form of Holdco Guarantee

HOLDCO GUARANTEE

[Date] 2020

From:	[Insert name of Holdco]

To:	PPL Shipyard Pte Ltd

Attention:	The Managing Director

Subject:	Holdco Guarantee

We, [insert name of Holdco], a company incorporated in [country of incorporation] whose principal office is at [insert Holdco's address] (Holdco) are a wholly-owned direct subsidiary of Borr Drilling Limited (Borr Drilling) and directly or indirectly own 100% of the shares in the Owners.

Background

Pursuant to a global amendment deed dated [insert date] 2020 (the Global Amendment Deed) made between PPL Shipyard Pte Ltd (the Seller), Borr Drilling and the Owners (as defined therein), the parties thereto agreed to amend the SPAs and certain other documents upon and subject to the conditions set out therein.

Pursuant to Clause 2.1(a) (Deferral of interest) of the Global Amendment Deed, Borr Drilling, the Owners and the Seller have agreed that part of the interest instalments due under the SPAs from and including 31 March 2020 up to an including 31 December 2021 shall be deferred until 1 January 2022 and capitalised in accordance with Clause 2.1(d) (Interest to be capitalised) of the Global Amendment Deed.

Pursuant to Clause 2.1(b) (Repayment of Capitalised Interest) of the Global Amendment Deed, the Capitalised Interest under each SPA is to be paid to the Seller in full in cash on 1 January 2022.

Pursuant to Clause 7.1(c) of the Global Amendment Deed (Holdco and BM Ventures), it is a condition subsequent to the Seller's agreement to defer the interest instalments as mentioned above that Holdco enters into this Guarantee.

Definitions

1.	Capitalised terms used in this Guarantee have the meanings given to them in the Global Amendment Deed, unless otherwise defined herein.

Guarantee and indemnity

2.	Holdco hereby agrees to give to the Seller the following limited guarantees and indemnities:

(a)
in the event that the Principal Debtors (or any of them) fail to perform their obligations under the Global Amendment Deed or any SPA in respect of the payment of the Capitalised Interest, Holdco hereby unconditionally and irrevocably guarantees (the Guarantee) to the Seller the prompt payment in full of all the Capitalised Interest due and owing from time to time to the Seller by the Principal Debtors or any of them (the Payment Obligations); and

(b)
as a separate and independent obligation and conditional upon failure by the Principal Debtors (or any of them) to perform their obligations under the Global Amendment Deed or any SPA in respect of the payment of the Capitalised Interest, Holdco shall indemnify and hold harmless (and shall keep indemnified and held harmless) the Seller from time to time on demand from and against all losses, damages, expenses, liabilities, claims, costs (including without limitation any legal costs and expenses) or proceedings as a result of the Payment Obligations (or any of them) being or becoming void, voidable, unenforceable or invalid for any reason whatsoever, whether or not known to the Seller (the Indemnity), provided always that Holdco's aggregate liability pursuant to the Guarantee and the Indemnity shall not in any event exceed the amount of the Capitalised Interest under the Global Amendment Deed, and there shall be no double recovery of any losses, damages, expenses, liabilities, claims, or costs.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
3.
In the event that any Principal Debtor shall fail to comply with any of its Payment Obligations  on its due date, Holdco shall upon receipt from the Seller of a written demand, pay the sum demanded by the Seller under this Guarantee free of any deduction or withholding not later than the date (the Due Date) falling twenty one (21) days after the date of such written demand, the said written demand being binding on Holdco. If Holdco fails to pay any sum so demanded on or before the Due Date, interest shall accrue on the unpaid amount from the Due Date up to the date of actual payment (both before and after judgment) at the rate of [***] per annum. Any interest accruing under this Clause SCHEDULE 83 shall be immediately payable by the Guarantor on demand by the Seller.

4.
Without prejudice to Clauses SCHEDULE 83 and SCHEDULE 812, nothing in this Guarantee shall create any responsibility on the part of Holdco in respect of the Payment Obligations over and above that assumed by the Principal Debtors in respect of the Capitalised Interest, and Holdco shall be entitled to all the rights, elections, remedies and defences to which it or any Principal Debtor may be entitled under the Global Amendment Deed or any relevant SPA or applicable law.

5.	This Guarantee shall become effective on the date hereof and shall remain in force until the discharge of the Payment Obligations under the Global Amendment Deed.

6.	All payments to be made under this Guarantee shall be made in United States Dollars.

Multiple demands

7.
The Seller may serve more than one demand under this Guarantee, but in no event exceeding in aggregate the amount of the Capitalised Interest under the Global Amendment Deed, plus the cost and expenses referred to in Clause SCHEDULE 812 and interest for late payment (if any) payable under Clause SCHEDULE 83.

Notices

8.
Any demand to be made or notice to be given by the Seller hereunder shall be made in writing in the English language and shall be delivered to Holdco in person or sent by registered airmail addressed to Holdco at the following address:

[Insert name of Holdco]
[Insert Holdco address]

Attention: [:$

with a copy by email to: [insert email address]

9.
If any notice is given on a day which is not a working day in the place of receipt or is outside normal business hours in the place of receipt, the notice shall be deemed to have been given and to have taken effect at the opening of business on the next working day in the place of receipt.

Waiver of defences

10.	Holdco covenants and agrees with the Seller that the occurrence of any of the following events shall not in any way affect or release Holdco from all or any of its obligations under this Guarantee:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(a)
any waiver by the Seller of any terms, provisions, conditions, obligations and/or agreements of the Global Amendment Deed or any other Transaction Document or any forbearance exercise by the Seller in relation thereto;

(b)
any failure, omission or delay on the part of the Seller to enforce, assert or exercise any right, power or remedy conferred on the Seller in the Global Amendment Deed or any other Transaction Document or this Guarantee, or at law or in equity;

(c)
the bankruptcy, other insolvency or liquidation, administration, winding-up, incapacity, limitation, disability or discharge by operation of law or change in the constitution or name of Borr Drilling or any Owner or BM Ventures or Holdco;

(d)
any suspension of or variation to or amendment of the Global Amendment Deed or any other Transaction Document (including, without limitation, an extension of time for payment of, or adjustment to the amount of, the Capitalised Interest);

(e)
any bond, mortgage, assignment security or guarantee (other than this Guarantee) held or obtained by the Seller under the Global Amendment Deed or any other Transaction Document or any amendment thereto or release or waiver thereof;

(f)
any change in the shareholding relationship between Holdco and Borr Drilling or any Owner, its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other person, body or organisation, or any reconstruction or reorganisation of any kind; or

(g)	any breach of the Global Amendment Deed or any other Transaction Document by, or other default of, Borr Drilling or any Owner or BM Ventures or Holdco.

11.
This Guarantee shall remain in force and effect as a continuing guarantee and shall continue  to apply and Holdco shall not be discharged or released from its obligations arising under this Guarantee notwithstanding any modifications, changes, or amendments, or any arrangement made between Borr Drilling or any Owner and the Seller, or any variation or alteration of any kind to the terms and conditions of the Global Amendment Deed or any other Transaction Document (including any assignment or novation thereof), or any breach by Borr Drilling or any Owner of the Global Amendment Deed or any other Transaction Document and/or any terms thereof being or becoming invalid, unenforceable or illegal, or by any forbearance agreed to by Borr Drilling or any Owner and the Seller whether with or without Holdco's knowledge or consent, and Holdco's liability shall not be diminished thereby.

Costs and expenses

12.	Holdco shall indemnify the Seller for all reasonable costs and expenses, including legal fees, incurred by the Seller in seeking to enforce this Guarantee.

Representations and warranties

13.	Holdco represents and warrants to the Seller that:

(a)
Holdco is duly incorporated under the laws of [insert jurisdiction of incorporation], possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

(b)	Holdco has the power and authority to make this Guarantee, and the execution and delivery of this Guarantee has been duly authorised by proper corporate action;

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
(c)
the entry into and performance of this Guarantee does not (i) contravene any existing laws, statutes, rules, regulations or judgements of any governmental or official authority or body applicable to Holdco, (ii) conflict with or violate in any respect the terms of Holdco's company constitution documents, (iii) conflict with or violate in any material respect any agreement, contract or other undertaking to which Holdco is party or which is binding on Holdco or any of Holdco's assets or which otherwise constitutes a default under any agreement or other instrument to which Holdco is party or subject, or (iv) result in the creation of or imposition of or oblige Holdco to create any charge or other encumbrance on any of Holdco's assets, rights or revenues;

(d)
that its obligations under this Guarantee constitute its valid, legal and binding obligations and are in full force and effect and enforceable against it in accordance with its terms and rank pari passu with all other of Holdco's present and future unsecured and unsubordinated indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract);

(e)
there is no pending action, suit or proceeding at law or in equity by or before a court or arbitral tribunal, or to the best of its knowledge, threatened against Holdco which would reasonably be expected to have a material adverse effect on Holdco's ability to perform its obligations under this Guarantee;

(f)
all consents, licences, approvals and authorisations required by Holdco in connection with the entry into, performance, validity and enforceability of this Guarantee have been obtained and are in full force and effect; and

(g)
neither Holdco nor any of its affiliates has received notice of or is aware of any claim, action, suit, proceeding or investigation against it or them with respect to sanctions by a Sanctions Authority, nor is Holdco or any of its affiliates located, organised or residing in any jurisdiction in violation of any economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any Sanctions Authority.

14.	In Clause 13:

(a)
Sanctions Authority means (i) the United Nations, (ii) the European Union, (iii) the member states of the European Union, (iv) the United Kingdom, (v) the United States of America, (vi) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC, the United States Department of State and Her Majesty’s Treasury, (vii) any underwriters with whom a Rig is insured, (viii) any P&I Club with whom a Rig is entered, (ix) the jurisdiction of registration or incorporation of Holdoco, Borr Drilling or any Owner, (x) the flag state of any Rig and (xi) any authority acting on behalf of any of them in connection with Sanctions Laws; and

(b)
Sanctions Laws means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

Assignment

15.
This Guarantee shall be freely assignable by the Seller by way of security to any provider of finance to the Seller in connection with the Rigs, subject to prior written consent from Holdco (which shall not be unreasonably withheld or delayed), and Holdco agrees to acknowledge such assignment without undue delay on reasonably acceptable terms.

Governing law and arbitration

16.	This Guarantee shall be governed by and construed in accordance with English law.

17.
All disputes in respect of this Guarantee will be resolved by arbitration in accordance with the (English) Arbitration Act 1996 or any statutory modification or re-enactment thereof. The seat and place of arbitration shall be London. The language used in the arbitration shall be English. The arbitration shall be conducted in accordance with Clause 15 of the Master Agreement, which is deemed to be incorporated in this Guarantee as if set out herein, with logical amendments.

This Guarantee has been executed and delivered as a deed on the date stated at the beginning of this Guarantee.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED as a DEED	)
by [INSERT HOLDCO NAME]	)
acting by	)
)
in the presence of:	)
)
Signature of witness:

Name of witness:

Occupation of witness:

Address of witness:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
SCHEDULE 9
Commercial Terms

USD100m Lenders and USD450m Lenders

1.
Minimum liquidity requirement of $5,000,000 through 31 December 2020, increasing to $10,000,000 through 30 June 2021. From 1 July 2021 through 30 September 2021 maintain a minimum cash balance of $15,000,000, increasing to $20,000,000 from 1 October 2021 through 31 December 2021. On or after 1 January 2022, have a Free Liquidity equivalent to no less than the higher of (i) $30,000,000 and (ii) 3.00 per cent of the aggregate of Net Interest Bearing Debt and Ring Fenced Liquidity.

2.	The $30,000,000 RCF can only been drawn at the consent of all of USD100m Lenders and USD450m Lenders

3.	No amortisation of principal until at least 1 January 2022.

Keppel Parties

1.	Tivar

(a)	Delivery of the Tivar deferred from July 2020 to June 2022.

(b)	No sellers credit to be provided on delivery.

(c)	Cost of deferral [***] for period from July 2020 to June 2022 plus [***] in opex to be paid to Keppel.

(d)	Payment of cost cover and opex will be made in equal quarterly instalments beginning 1 January 2021 and ending at delivery on 1 June 2022.

2.	Vale

(a)	Vale rig delivery to be deferred from January 2022 until 30 September 2022.

(b)	Payment of cost cover at an annual rate of [***] for the deferral period.

(c)	Existing delivery financing structure to be retained, subject to repayment of amounts owing in respect of Tivar.

3.	Var

(a)	Var rig delivery to be deferred from March 2022 until 30 September 2022.

(b)	Payment of cost cover at an annual rate of [***] for the deferral period.

(c)	Existing delivery financing structure to be retained, subject to repayment of amounts owing in respect of Tivar.

4.	Heidrun

(a)	Heidrun delivery deferred from June 2020 until 30 September 2022.

(b)	July 2020 through December 2021 opex costs of [***] to be paid to Keppel in four equal quarterly instalments in 2021.

(c)	Delivery instalments of [***] each payable quarterly at 30 March, 30 June and 30 September of 2022.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
5.	Huldra

(a)	Huldra delivery deferred from 15 October 2020 until 30 September 2022.

(b)	July 2020 through December 2021 opex costs of [***] to be paid to Keppel in four equal quarterly instalments in 2021.

(c)	Delivery instalments of [***] each payable quarterly at 30 March, 30 June and 30 September of 2022.

Hayfin

1.	Hayfin Facility Agreement to be amended such that cash within the silo and generated by the silo can be utilised freely within the Midgard structure for operational and financial requirements.

2.	Borr Drilling can use the restricted cash from the silo to partially make interest payments.

3.	The funds used in the restricted account to be replenished in January 2021.

4.	Consent to establish the Holdco structure.

5.	No amortisation of principal until at least 1 January 2022.

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTION PAGES

THE SELLER

EXECUTED as a DEED	)	[***]
by PPL SHIPYARD PTE LTD	)
acting by		)
		)	[***]
in the presence of:	[***]	)
)
Signature of witness:

Name of witness:	[***]

Occupation of witness:	In-House Lawyer

Address of witness:	80 Tuas South Boulevard, Singapore 637051

THE OWNERS

EXECUTED as a DEED	)
by BORR GALAR (UK) LIMITED	)
acting by	)
)
in the presence of:	)
)
Signature of witness:

Name of witness:

Occupation of witness:

Address of witness:

EXECUTED as a DEED	)
by BORR GERD INC.	)
acting by	)
)
in the presence of:	)
)
Signature of witness:

Name of witness:

Occupation of witness:

Address of witness:

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTION PAGES

THE SELLER

EXECUTED as a DEED	)
by PPL SHIPYARD PTE LTD	)
acting by	)
)
in the presence of:	)
)
Signature of witness:

Name of witness:

Occupation of witness:

Address of witness:

THE OWNERS

EXECUTED as a DEED	)
by BORR GALAR (UK) LIMITED	)
acting by		)	[***]
Georgina E. Sousa		)
in the presence of:		)
)
Signature of witness:	[***]

Name of witness:	[***]

Occupation of witness:	Corporate Administrator

Address of witness:	21 Highwood Lane Paget PG 05, Bermuda

EXECUTED as a DEED	)
by BORR GERD INC.	)	[***]
acting by		)
) [***]
in the presence of:		)
)
Signature of witness:	[***]

Name of witness:	[***]

Occupation of witness:	Lawyer

Address of witness:	Fridtjof Nansens pl. 7 Oslo, Norway

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED as a DEED	)
by BORR GERSEMI (UK) LIMITED	)
acting by		)	[***]
)
in the presence of:		)	[***]
)
Signature of witness:	[***]

Name of witness:	[***]

Occupation of witness:	Lawyer

Address of witness:	Fridtjof Nansens pl. 7 Oslo, Norway

EXECUTED as a DEED	)
by BORR GRID (UK) LIMITED	)
acting by		)	[***]
)
in the presence of:		)	[***]
)
Signature of witness:	[***]

Name of witness:	[***]

Occupation of witness:	Lawyer

Address of witness:	Fridtjof Nansens pl. 7 Oslo, Norway

EXECUTED as a DEED	)
by BORR GYME INC.	)
acting by		)	[***]
)
in the presence of:		)	[***]
)
Signature of witness:	[***]

Name of witness:	[***]

Occupation of witness:	Lawyer

Address of witness:	Fridtjof Nansens pl. 7 Oslo, Norway

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED as a DEED	)
by BORR NATT INC.	)
acting by		)	[***]
)
in the presence of:		)	[***]
)
Signature of witness:	[***]

Name of witness:	[***]

Occupation of witness:	Lawyer

Address of witness:	Fridtjof Nansens pl. 7 Oslo, Norway

EXECUTED as a DEED	)
by BORR GROA INC.	)
acting by		)	[***]
)
in the presence of:		)	[***]
)
Signature of witness:	[***]

Name of witness:	[***]

Occupation of witness:	Lawyer

Address of witness:	Fridtjof Nansens pl. 7 Oslo, Norway

EXECUTED as a DEED	)
by BORR NJORD (UK) LIMITED	)
acting by		)	[***]
)
in the presence of:		)	[***]
)
Signature of witness:	[***]

Name of witness:	[***]

Occupation of witness:	Lawyer

Address of witness:	Fridtjof Nansens pl. 7 Oslo, Norway

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).
EXECUTED as a DEED	)
by BORR GUNNLOD INC.	)
acting by		)	[***]
)
in the presence of:		)	[***]
)
Signature of witness:	[***]

Name of witness:	[***]

Occupation of witness:	Lawyer

Address of witness:	Fridtjof Nansens pl. 7 Oslo, Norway

BORR DRILLING

EXECUTED as a DEED	)
by BORR DRILLING LIMITED	)
acting by		)	[***]
Georgina E. Sousa		)
)
in the presence of:		)

Signature of witness:	[***]

Name of witness:	[***]

Occupation of witness:	Corporate Administrator

Address of witness:	[***] [***]